UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2023 (November 20, 2023)

EvoAir Holdings Inc.

(Exact name of registrant as specified in Charter)

Nevada	98-1353613	8713
(State or other jurisdiction of incorporation or organization)	IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

EvoAir Holdings Inc.

31-A2, Jalan 5/32A

6 ½ Miles off Jalan Kepong

52000 Kuala Lumpur, Malaysia

(Address of Principal Executive Offices)

+603 6243 3379

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EVOH	OTC Markets – Pink Sheet

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement in November

On November 21, 2023, EvoAir Holdings Inc. (the “Company”) entered into Regulation S share subscription agreements (the “Regulation S SPA”) with Wong Chun Shoong (the “Regulation S Investor”), who represented that he was a “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Regulation S SPA, the Company agreed to issue and sell in aggregate, 8,658 shares (“Regulation S SPA Shares”) of common stock, par value $0.001 per share (“Common Stock”) to the Regulation S Investor, at a per Share purchase price of $2.50 (the “Offering”) as part of a series of the private placement offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds from the Offering in aggregate will be approximately $21,645.

The Regulation S Investor to the SPA has made customary representations, warranties and covenants, including, among other things, that the Regulation S Investor is a “non-U.S. Persons” as defined in Regulation S, and that the Regulation S Investor has not received an offer to purchase subscription shares inside the United States and will not originate a buy order inside the United States.

The net proceeds of the Offering shall be used by the Company in connection with the Company’s general corporate purpose, provide working capital and to meet other capital requirements of the Company. The SPA is subject to various conditions to closing, including that that the Regulation S Investor shall pay the purchase price to the Company on the closing date, and that the Company shall deliver to the Regulation S Investor the Shares in book entry form within thirty (30) days of the clearing of the transfer of purchase price. The shares of Common Stock to be issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.

The form of the Regulation S SPA is filed as Exhibits 10.1 to this Current Report on Form 8-K and such document are incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 3.02 Unregistered Sale of Equity Securities

Private Placement in September

The Regulation S SPA Shares were issued on November 21, 2023, and the Regulation S SPA was closed on November 21, 2023.

Referral Agents

On November 21, 2023, the Company issued in aggregate, 52,107 shares of Common Stock to 15 referral agents (“Referral Agents”) in consideration for their referral to the Company of certain investors. Each Referral Agent is a “non-U.S. Persons” as defined in Regulation S.

Marketing Expense

On November 21, 2023, the Company issued, in aggregate, 5,500 shares of Common Stock to two individuals in consideration for marketing services provided to the Company by Artisan Creative Studio, a marketing entity based in Malaysia. Each of the individuals is a “non-U.S. Persons” as defined in Regulation S.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2023, Chan Hong Fook, an independent non-executive director of the Company resigned as director of the Company due to personal reasons, effective November 20, 2023. Mr. Chan did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Form of Subscription Agreement between Regulation S Investor and EvoAir Holdings Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EvoAir Holdings Inc.

Date: November 22, 2023	By:	/s/ Low Wai Koon
Low Wai Koon
Chairman, President and Chief Executive Officer
(Principal Executive Officer)